Registration No. 333-185857

As filed with the Securities and Exchange Commission on February 19 , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIDO INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0381728 IRS Employer Identification Number	7380 Primary Standard Industrial Classification Code Number

Col. Sensunapan I, Pje. 4, # 23

Sonsonate, El Salvador, SV-106010100

Tel. 011-503-7465-8671

Email: lidocorp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.03	$120,000	$16.37

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

LIDO INTERNATIONAL, CORP.

4,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the initial offering of common stock of Lido International, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Maria De Los Angeles Morales Ramon, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price Per Share ($)	Commissions	Proceeds to Company Before Expenses ($)
			If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.03	Not Applicable	30,000	60,000	90,000	120,000
Total	0.03	Not Applicable	30,000	60,000	90,000	120,000

Lido International, Corp. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Lido International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account. This account is under the Control of the Company and only Maria De Los Angeles Morales Ramon, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment.

Lido International, Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 12 BEFORE BUYING ANY SHARES OF LIDO INTERNATIONAL, CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  February 19 , 2013

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	16
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	26
EXECUTIVE COMPENSATION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PLAN OF DISTRIBUTION	30
DESCRIPTION OF SECURITIES	31
INDEMNIFICATION	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
EXPERTS	33
AVAILABLE INFORMATION	33
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	34

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “LIDO INTERNATIONAL, CORP.” REFERS TO LIDO INTERNATIONAL, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 11, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

LIDO INTERNATIONAL, CORP.

Corporate Background and Business Overview

We are a development stage company and operate a consulting business in commercial cultivation of champignon mushrooms, including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in El Salvador.  We plan to expand our services to Latin American and North American market in the future if we have the available resources and growth to warrant it.  Lido International, Corp. was incorporated in Nevada on October 15, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum funding of $30,000 for the next twelve months as described in our Plan of Operations. After twelve months period we may need additional financing. If we do not generate any additional revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Col. Sensunapan I, Pje. 4, #23 Sonsonate, El Salvador, SV-106010100. Our phone number is 011-503-7465-8671.

Being a development stage company, we have very limited operating history. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $30,000, our business may fail. Even if we raise $30,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (October 15, 2012) through January 31, 2013 , report  revenues of $1,200 and a net loss of $ 4,623 ..  As of January 31, 2013 the first revenue of $1,200 was recognized pursuant to the consulting agreement, signed on December 10, 2012. Our independent registered public accounting firm has issued an audit opinion for Lido International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Consulting Agreement with AgroServico Dos Banderas, an El Salvador based company. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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 THE OFFERING

The Issuer:	LIDO INTERNATIONAL, CORP.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$120,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Maria De Los Angeles Morales Ramon.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our un audited financial statements for the period from October 15, 2012 (Inception) to January 31, 2013 ..

Financial Summary	January 31, 201 3 ($) ( Una udited)
Cash and Deposits	1,851
Total Assets	1,851
Total Liabilities	2,474
Total Stockholder’s Deficit	(623)

Statement of Operations	Accumulated From October 15, 2012 (Inception) to January 31, 201 3 ($) ( Una udited)
Total Expenses	4,623
Net Loss for the Period	(4,623)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our independent registered public accountants have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.   The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and the election is irrevocable. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the consulting business in commercial cultivation of champignon mushrooms. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January  31, 201 3 , we had cash in the amount of $ 1,851 and liabilities of $ 2,474 .. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on October 15, 2012 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any additional revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any significant operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many businesses specializing in consulting of commercial cultivation of champignon mushrooms in El Salvador and Latin America and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

WE CURRENTLY HAVE IDENTIFIED ONLY ONE CUSTOMER. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have identified only one customer to use our service, an El Salvador based commercial mushroom cultivation company AgroServico Dos Banderas. We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

THE CONSULTING INDUSTRY OF COMMERCIAL CHAMPIGNON MUSHROOM GROWERS MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The consulting industry of commercial champignon mushroom growers might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND CORPORATE REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2012.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and corporate reputation our business may suffer.

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PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarters are located in El Salvador. Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in El Salvador it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE MS. MORALES RAMON, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HER.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Ms. Maria De Los Angeles Morales Ramon, our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Morales Ramon, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Morales Ramon may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. Her departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

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BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Maria De Los Angeles Morales Ramon, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Morales Ramon to our company could negatively impact our business development.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Lido International, Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 15, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MS. MORALES RAMON DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Morales Ramon does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless she is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Lido International, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUES WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Maria De Los Angeles Morales Ramon, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR MANAGEMENT HAS NO EXPERIENCE IN RUNNING A PUBLIC COMPANY.

Our sole director, Ms. Maria De Los Angeles Morales Ramon, never operated as a public company.  She has no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $120,000 as anticipated.

Gross proceeds	30,000	$60,000	$90,000	$120,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$22,000	$52,000	$82,000	$112,000
Establishing an office	$3,000	$5,000	$8,000	$12,000
Website development	$3,000	$5,000	$8,000	$10,000
Salary to a specialist	$-	$10,000	$20,000	$30,000
Marketing and advertising	$6,000	$10,000	$20,000	$30,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses*	$-	$12,000	$16,000	$20,000

*general administrative expenses, business development, support materials

The above figures represent only estimated costs. If necessary, Maria De Los Angeles Morales Ramon, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Morales Ramon will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Morales Ramon. Ms. Morales Ramon will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on October 15, 2012.  Maria De Los Angeles Morales Ramon, the Company’s sole officer and director, paid $.001 per share for the 4,000,000 shares of common stock she purchased from the Company on October 30, 2012.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2013 , the net tangible book value of our shares of common stock was negative $ (623) or approximately $0 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $ 111,377 or approximately $ 0.0139 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0139 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0139 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $120,000, or $0.03 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which she has made contributions of cash totalling $4,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $ 81,377 , or approximately $ 0.0116 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0116 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0116 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,000 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $ 51,377 , or approximately $ 0.0086 per share. The net tangible book value per share prior to the offering is $0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0086 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0086 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $4,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $ 21,377 or approximately $ 0.0043 per share. The net tangible book value per share prior to the offering is $ 0 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0043 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $ 0.0043 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholder will own 80% of the total number of shares then outstanding, for which he has made contributions of cash totaling $4,000 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if 25% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.00 43
Increase to present stockholders in net tangible book value per share
after offering	$0.00 43
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 25% of shares	5,000,000
Percentage of ownership after offering	80%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$60,000
Net tangible book value per share after offering	$0.00 86
Increase to present stockholders in net tangible book value per share
after offering	$0.008 6
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	6,000,000
Percentage of ownership after offering	66.67%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$90,000
Net tangible book value per share after offering	$0.01 16
Increase to present stockholders in net tangible book value per share
after offering	$0.01 16
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of 50% of shares	7,000,000
Percentage of ownership after offering	57.14%
Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholder	$120,000
Net tangible book value per share after offering	$0.01 39
Increase to present stockholders in net tangible book value per share
after offering	$0.013 9
Capital contributions	$3,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.0161
Capital contributions	$120,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholder	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0184
Capital contributions	$90,000
Percentage of capital contributions by existing shareholder	4.26%
Percentage of capital contributions by new investors	95.74%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0214
Capital contributions	$60,000
Percentage of capital contributions by existing shareholder	6.25%
Percentage of capital contributions by new investors	93.75%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.03
Dilution per share	$0.0 257
Capital contributions	$30,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our cash balance is $ 1,851 as of January 31, 2013 ..  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Maria De Los Angeles Morales Ramon, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Ms. Morales Ramon, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador, SV-106010100. Our phone number is 011-503-7465-8671.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have generated revenues of $1,200 only and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We operate a consulting business in commercial cultivation of champignon mushrooms, including but not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in El Salvador. As of January 31, 2013 we have generated revenues of $1,200 and our principal business activities to date consist of creating a business plan and entering into a Consulting agreement on December 10, 2012 with AgroServico Dos Banderas, a private El Salvador based company, specializing in commercial cultivation of champignon mushrooms.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably operate our consulting business in commercial cultivation of champignon mushrooms. Our plan of operations is as follows:

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Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Negotiate consulting agreements with potential customers

Time Frame: 1st- 3rd months.

No material costs.

Initially, our sole officer and director, Ms. Morales Ramon, will look for potential customers.  As of December 10, 2012 AgroServico Dos Banderas is the only company we have signed a consulting agreement with. Even though the negotiation of additional consulting agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain sufficient number of consulting agreements, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign.

Time Frame: 2nd- 5th months.

Material costs: $6,000- $30,000

If we sell at least 25% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Maria De Los Angeles Morales Ramon.

We intend to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire potential customers.  We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us.  We will encourage such advertising by rewarding the person who referred new clients to us. The referral will be calculated as three per cent (3%) of the net value of services sold by the Company as a direct result of a referral upon successful execution of the consulting agreement. We also plan to attend shows and exhibitions in agricultural industry, which help mushroom producers, distributors, consultants and potential buyers come face to face and find new business opportunities and partners.  If we sell 25% of shares in this offering, we intend to spend at least $6,000 for marketing campaign. We estimate our marketing costs to be $10,000, $20,000 and $30,000 respectively if we sell 50%, 75% and 100% of the shares in this offering.

Develop Website.

Time Frame: 6th- 8th months.

Estimated Cost $3,000- $10,000

During this period, we intend to begin developing our website. Our sole officer and director, Ms. Morales Ramon, will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we sell two-third of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $8,000 and $10,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. As of the date of this prospectus we have not yet identified or registered any domain names for our website.

Establish our Office.

Time Frame: 9th-10th months.

Material costs: minimum $3,000.

Upon completion of the offering we plan to set up office in El Salvador and acquire the necessary equipment to begin operations. Our sole officer and director, Maria De Los Angeles Morales Ramon, will take care of our initial administrative duties. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment to begin operations. If we sell two-third of the shares offered we will buy better PCs with advanced features. In this case, set up costs will be approximately $8,000. In the event we sell all of the shares offered we will have our office in a better location, will buy additional office equipment and more advanced software that will help us in everyday operations and in protection of our database. Therefore the office set up cots will be approximately $12,000.

Hire a Specialist

Time Frame: 10th - 12th months.

Material costs: $10,000-$30,000.

If we sell at least half of the shares in this offering, we intend to hire one specialist with good knowledge and connections in the mushroom cultivation industry. The salesperson’s job would be to find new potential customers. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. Even if we are able to obtain sufficient number of customers, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-10th month we should be able to negotiate consulting agreements with potential customers and commence marketing campaign. Then we are going to develop our website and establish an office in El Salvador. There is no assurance that we will generate any sufficient revenues in the first 12 months after completion our offering.

Ms. Maria De Los Angeles Morales Ramon, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Ms. Morales Ramon has agreed to commit more time as required. Because Ms. Morales Ramon will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Gross proceeds	30,000	$60,000	$90,000	$120,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$22,000	$52,000	$82,000	$112,000
Establishing an office	$3,000	$5,000	$8,000	$12,000
Website development	$3,000	$5,000	$8,000	$10,000
Salary to a specialist	$-	$10,000	$20,000	$30,000
Marketing and advertising	$6,000	$10,000	$20,000	$30,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses*	$-	$12,000	$16,000	$20,000

*general administrative expenses, business development, support materials

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have  generated  small revenues of $1,200. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on October 15, 2012 to January 31, 2013

During the period we incorporated the company, prepared a business plan and executed a Consulting Agreement with AgroServico Dos Banderas on December 10, 2012. Our loss since inception is $ 4,623 .. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2013 , the Company had $ 1,851 cash and our liabilities were $ 2,474 .. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

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We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from Maria De Los Angeles Morales Ramon, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Morales Ramon has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

DESCRIPTION OF BUSINESS

General

Lido International, Corp. was incorporated in the State of Nevada on October 15, 2012 and established a fiscal year end of October 31. As of January 31, 2013 the first revenue of $1,200 was recognized pursuant to the consulting agreement, signed on December 10, 2012, but we have minimal assets and have incurred losses since inception. We are a development-stage company formed to operate a consulting business in commercial cultivation of champignon mushrooms, including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in El Salvador.  To date, we have had limited operations. We have developed our business plan, and executed a Consulting Agreement on December 10, 2012 with  AgroServico Dos Banderas, an El Salvador based company.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have  earned  small revenues of $1,200. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

The total estimated amount of funds required to develop our business is $30,000. We need funds for offering costs, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months.

We are a development stage company and operate a consulting business in commercial cultivation of champignon mushrooms, including but  not limited to consulting in process engineering, improvement of production methods, fruiting techniques, spore measurements, mushroom quality, packaging, changes in growing on different strains or developing more adequate harvesting methods, quality of raw materials, recipe, homogeneity, logistics, the process of composting and hygiene and instructing and training of staff in El Salvador.

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Commercial production of champignon mushroom is a science with many complex and distinct stages.  Champignon mushrooms are one of the most difficult commodities to grow.  Intensive labor is required to produce a consistent, high-quality crop.  While champignon mushrooms have been grown in unused coal and limestone mines, old breweries, basements of apartment houses, natural and man-made caves, rhubarb sheds, and many other unusual structures, successful commercial mushroom growing requires special farms that are highly technical operations, complete with extensive computerized systems to monitor each point in production.

The overall champignon mushroom production cycle consists of phase I and phase II composting, spawning, spawn colonization (phase III), casing, case run, pinning and finally harvesting.  The specific criteria (temperature set points, carbon dioxide concentrations and so forth) involved in each stage will change depending on different mushroom crops and different mushroom growers, but the basic concepts and methods of mushroom production remain constant.

Because of the fact that the margin between cost price and retail price is not very significant it is very important for a grower to get the maximum yield with the highest quality.  We can offer advice to commercial growers on how to achieve these goals by helping them to improve their production methods, strains, fruiting techniques, mushroom quality and packaging.  We can also help with changing growing schedules, changes in growing on different strains or developing more adequate harvesting methods.  The frequency of the visits can vary from several times per week to once a month, depending on the problems of the farm.

Consulting Services

Our consulting services for commercial growers of champignon mushrooms will include:

- Consulting in process engineering

- Quality control

- Optimizing compost quality

- Hygiene check

- Spore measurement

- Improvement of production methods

- Improvement of fruiting techniques

- Improvement of mushroom quality

- Instructing and training of staff

Our specific areas of services will include the following:

1. For clients’ existing cultivation facilities:

- Review of the current cultivation process used by client.

- Prepare a written recommendation for improvement of production methods that are appropriate for existing facility. Special consideration will be given to selecting fruiting techniques, spore measurements, mushroom quality, evaluating changes in growing different strains and sanitation. Upon client’s approval to provide necessarily instructing and training of staff.

- Upon revision of contracts with current raw material suppliers and compost suppliers prepare a written recommendation regarding cost effective possibilities of contracting new suppliers and specific terms and conditions that should be included in new contracts and agreements.

- Review of the harvesting method, packaging and storing of the product.

- Prepare a written recommendation for improvement of harvesting, packaging and storing of the product.

- After revising current contracts with product distributors prepare a written recommendation regarding marketing strategies, new distributor’s networks and logistic solutions.

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1. For clients’ future cultivation facilities:

- Review client’s project program, plans, drawings and other materials.

- Prepare a written recommendation for a modern growing system. Special consideration will be given to possibilities of shortening production cycle, optimizing shelving systems, and humidification and temperature control systems, modern sanitation techniques.

1. On-Call service:

- Give verbal or written recommendations or instructions via phone, mail or email regarding any client’s questions that are not mentioned above, but are related to mushroom cultivation process (as an example – instructions in case of pathogen infection or pest infestation).

Clients

Our president and director Maria De Los Angeles Morales Ramon will market our product and negotiate with potential customers.  We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our service on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. The company’s website has not been developed at this time.

We expect that our potential clients will consist of the following:

1. Small and medium size commercial mushroom growers in El Salvador;

2. Small and mid-sized mushroom growers in Latin America. This option would be available to us only in the future, assuming available resources and growth to warrant it; and

3. Small and mid-sized mushroom growers in the North America.  This option would be available to us only in the future, assuming available resources and growth to warrant it.  Currently this option is questionable, given the lack of significant revenues and operations to date.

Description of champignon mushrooms

Today, there are more than 100,000 types of mushrooms in the world.  They differ in appearance, habitat and physiological functions.  Mushrooms do not contain chlorophyll; hence they are unable to synthesize organic substances from the inorganic matter on their own.  The basis of a mushroom’s vegetative body is mycelium or spawn which is composed of branching fibers – the hyphae.  Out of the wide variety of mushrooms, the kind used mostly for commercial cultivation is the champignon mushroom.  This mushroom became a true crop.  It is cultivated in many countries of the world.  An excellent taste, economy and abundant fruiting are the basic qualities which became the reason for cultivating these mushrooms.

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Below is nutritional data for champignon mushroom:

Champignon Mushroom, raw
Nutritional value per 100 g (3.5 oz)
Energy	94 kJ (22 kcal)
Carbohydrates	3.28 g
Sugars	1.65 g
Dietary fiber	1.0 g
Fat	0.34 g
Protein	3.09 g
Water	92.43 g
Thiamine (Vit. B1)	0.081 mg (6%)
Riboflavin (Vit. B2)	0.402 mg (27%)
Niacin (Vit. B3)	3.607 mg (24%)
Pantothenic acid (B5)	1.497 mg (30%)
Vitamin C	2.1 mg (4%)
Iron	0.50 mg (4%)
Percentages are relative to US recommendations for adults. Source: USDA Nutrient database

Process of Commercial Mushroom Growing

Growing mushrooms is a waste-recycling activity.  Mushroom farms benefit the environment by using many tons of mulch hay, straw-bedded horse manure and poultry manure.  These products are considered agricultural waste products and would not have a home if it were not for commercial mushroom production.

The specific criteria (temperature set points, carbon dioxide concentrations and so forth) involved in each stage will change depending on different mushroom crops and different mushroom growers, but the basic concepts and methods of mushroom production remain constant.

The overall cultivation cycle of champignon mushroom consists of the following stages:

Composting

Composting is artificially accelerated decomposition of organic matter by a mixed microbial population in a moist warm aerobic environment.  The aim of composting is to produce a medium which is selective for champignon mushroom growth.  Composting is a compromise of producing a nutritional base for mushrooms and yet at the same time a substrate which will not support other fungal competitors.  The basic ingredients of compost are: straw, which supplies cellulose, hemicellulose and lignin and poultry litter, which supplies nitrogen, essential elements, vitamins and carbohydrates.

There are two phases in compost production: phase 1 and phase 2

Phase 1

The raw materials - wheat straw, poultry litter, gypsum and water are mixed and blended together and put into windrows.  The windrows are turned every 2-4 days to ensure thorough mixing and to achieve an aerobic environment in the compost, these windows are maintained for 7-14 days and temperatures can reach 167°F (75°C).  During this time the mix begins to decompose and the complex fractions are converted into elements the fungi will eventually use.

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Phase 2

The compost is moved into controlled environmental chambers for the pasteurization stage, there is no turning during this phase.  The phase can be split into two sections: peak heating and conditioning of compost, which are vital for disease control.  Temperatures are run at 140°F (60°C) for 8 hours to kill off harmful organisms.

Once ready, the compost is packed and delivered to the mushroom growers.  Below is a brief description of typical champignon mushroom growing cycle used by the commercial growers:

One Week:

1.Filling

• Growers receive compost in 18-20 ton loads; in 900-1000 bags; each bag is 20 kg (44lbs).

• Compost-filled bags are set out in rows in mushroom growing tunnels.

2.Running

• Temperature should be maintained at 77°F (25°C), relative humidity 84-86 percent and CO2 levels raised to 5000 ppm to allow mycelium (mushroom fungus) to grow within the compost.

Two Weeks:

3.Casing

• After 14-21 days the casing layer (a mixture of lime and peat) is added to a depth of 2 inches to the top of the bags.

• Mycelium grows through the casing in 10 days.

4.Breaking

• Three to four weeks after receiving compost, breaking occurs (cool fresh air replaces the humid warm air) and growth changes from vegetative to fruiting.

• Pin initiation occurs – the small mushrooms of the first flush.

Three Weeks:

5.Mushroom Harvesting

• The firstflush is harvested one week later over a period of 3-4 days.

• Bags are watered, the environment in the growing tunnel is set for re-pinning and a second flush appears and is harvested.  Flushes appear at approximately 7 day intervals until 4 flushes are harvested.

Four Weeks:

6.Empty

• The growing tunnel is emptied and the spent mushroom compost removed.

• House is cleaned and disinfected for a new crop.

• Each growing tunnel is cropped 4 times per year producing approximately 9,000 lbs. mushrooms from 1000 bags per crop.  Yield is approximately 500 lbs. mushrooms per ton of compost.

Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Competition

Our competitors will include El Salvador companies providing consulting businesses in commercial cultivation of champignon mushrooms in El Salvador. We will not be differentiating ourselves from the foregoing, but merely competing with them. The commercial mushroom consulting industry is extremely fragmented and competitive, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established companies, companies with substantial customer bases, longer operating histories and better financial positions currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of the consulting services that we intend to provide.   There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

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Some of the additional competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of offering consulting services to commercial mushroom growers in El Salvador and Latin America, which will reduce our competitive edge;

2. Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss;

 Revenues

The company’s revenues will be what we charge our clients for our consulting services.

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our consulting services are:

- Initial Meeting with Client - free of charge;

- Consulting Fee, small commercial champignon mushroom producers in El Salvador and Latin America - varies depending on length of the project and scope of work involved, starting from USD 50.

- Consulting Fee, mid-sized commercial champignon mushroom producers in El Salvador and Latin America - varies depending on length of the project and scope of work involved, starting from USD 75.

Invoicing will be on a monthly basis, beginning after we have completed our first four weeks of service.  Lido International, Corp. shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of mushroom cultivation consulting service in El Salvador and Latin America, in which case our business may fail and we will have to cease our operations.

Agreement

On December 10, 2012, a Consulting Agreement was signed with AgroServico Dos Banderas, an El Salvador based company.

The agreement with AgroServico Dos Banderas contains the following material terms:

1.  CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

a. Review of the current cultivation process used by the Company;

b. Prepare a written recommendation for improvement of production methods that are appropriate for existing facility. Special consideration should be given to selecting fruiting techniques, spore measurements, mushroom quality, evaluating changes in growing different strains and sanitation. After approval of any recommendations by the Company provide necessarily instructing and training of staff (if required);

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c. After revising contracts with current raw material suppliers and compost suppliers prepare a written recommendation regarding cost effective possibilities of contracting new suppliers and specific terms and conditions that should be included in future Company’s contracts and agreements;

d. Review of the harvesting method, packaging and storing of the product used the Company;

e. Prepare a written recommendation for improvement of harvesting, packaging and storing of the product;

f. Upon the revision of current contracts with product distributors prepare a written recommendation regarding marketing strategies, new distributor’s networks and logistic solutions;

2.  TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof through and including that period which ends six (6) full months after the date of this Agreement. The Company and the Consultant shall each have the right to terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party, in the event the other party fails to comply with the terms of this Agreement, or on thirty (30) days written notice.

3.           COMPENSATION TO CONSULTANT

Upon consummation of the Transaction, the Company shall pay to the Consultant 50.00 per hour for services rendered to the Company under this Agreement.  Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the Company’s business.  Payment by the Company is due within thirty (30) days from receipt of an approved invoice. The Company agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the Company within 15 days of Consultant’s proper written request for reimbursement.

Initially, our director Ms. Maria De Los Angeles Morales Ramon will work with the current consulting agreement.  In the future we also expect Ms. Morales Ramon to work on potential consulting agreements with other Latin American companies. However, since our sole officer and director, Ms. Morales Ramon, has other business commitments, she will only be devoting limited time to our operations.  Ms. Morales Ramon intends to devote approximately 30% (20 hours a week) of her business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of significant revenues and a possible cessation of operations.

We cannot guarantee that we will be able to find successful contracts with other El Salvador companies, in which case our business may fail and we will have to cease our operations.

As of January 31, 2013 the thorough review of the harvesting methods, packaging and storing of the champignon mushrooms used by AgroServico Dos Banderas was done and the revenue of $1,200 was recognized pursuant to the consulting agreement, signed on December 10, 2012.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Maria De Los Angeles Morales Ramon.

Offices

Our business office is located at Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador, SV-106010100. This is the office provided by our President and Director, Maria De Los Angeles Morales Ramon. Our office is a part of a Ms. Morales Ramon’s residence. Our phone number is 011-503-7465-8671. We do not pay any rent to Ms. Morales Ramon and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Maria De Los Angeles Morales Ramon Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador, SV-106010100	42	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Maria De Los Angeles Morales Ramon has acted as our President, Treasurer, Secretary and sole Director since our incorporation on October 15, 2012. Ms. Morales Ramon owns 100% of the outstanding shares of our common stock. For the past eleven years she has been working for various agricultural companies in El Salvador and Guatemala, whose businesses were involved in the commercial cultivation, processing, improvement of production methods and fruiting techniques and marketing of champignon mushrooms. Since April, 2006 Ms. Morales Ramon has worked as Farm Supervisor for “El Guachipilin Agro”. El Guachipilin Agro is a mushroom growing business in Guatemala and has a unique ability to grow, dry and store its own grown champignon mushrooms. In her role as a Farm Supervisor Ms. Morales Ramon reports directly to company Sr. Manager and assists in all aspects of farm production. Her job duties include forecast, plan and implementation of mushroom production with the focus on achieving high standards for farm safety, productivity, and yield and insurance of the sufficient manpower to meet production goals. Ms. Morales Ramon intends to devote 20 hours a week of her time to planning and organizing activities of Lido International, Corp.

Ms. Morales Ramon’s qualifications to serve on our Board of Directors are primarily based on her nearly seven years of experience as a business supervisor, her business experience and qualifications with El Guachipilin Agro, her entrepreneurial desire to start Lido International, Corp. as a new business. Ms. Morales Ramon will assist the Company in the prioritization of tasks to accomplish maximum results, timely completion of projects and address organizational problems with innovative solutions. As a Supervisor of Guachipilin Agro, Ms. Morales Ramon brings to Lido International, Corp. experience in commercial mushroom growing that is at the heart of Lido’s business plan. Ms. Morales Ramon has the background and experience to guide us as we develop our business. Due to Ms. Morales Ramon’s experience  and background in the commercial mushroom growing industry, the shareholders felt Ms. Morales Ramon should serve as a director of the Company.

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During the past ten years, Ms. Morales Ramon has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Morales Ramon was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Morales Ramon’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Maria De Los Angeles Morales Ramon, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 15, 2012 until January 31, 2013 :

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Maria De Los Angeles Morales Ramon, President, Secretary and Treasurer	October 15, 2012 to January 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Morales Ramon currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 31, 2013 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Maria De Los Angeles Morales Ramon	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Maria De Los Angeles Morales Ramon will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On October 30, 2012, we issued a total of 4,000,000 shares of restricted common stock to Maria De Los Angeles Morales Ramon, our sole officer and director in consideration of $4,000. Further, Ms. Morales Ramon has advanced funds to us. As of January 31, 2013 , Ms. Morales Ramon advanced us $ 2,474 .. Ms. Morales Ramon will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Morales Ramon. Ms. Morales Ramon will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Ms. Morales Ramon does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Morales Ramon or the repayment of the funds to Ms. Morales Ramon. The entire transaction was oral. Ms. Morales Ramon is providing us office space free of charge and we have a verbal agreement with Ms. Morales Ramon that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Maria De Los Angeles Morales Ramon Col. Sensunapan I, Pje. 4, # 23 Sonsonate, El Salvador, SV-106010100	4,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  January 31, 2013 , there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Lido International, Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Maria De Los Angeles Morales Ramon will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Morales Ramon is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Morales Ramon will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Morales Ramon is not, nor has he been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Morales Ramon will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Morales Ramon will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Lido International, Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Lido International, Corp. has complied.

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Lido International, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000. We will have to utilize funds from Maria De Los Angeles Morales Ramon, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process, however there is no written agreement in place.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Lido International, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  January 31, 2013 , there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Maria De Los Angeles Morales Ramon owns 4,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

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SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $120,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Lido International, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Law Offices of Thomas E. Puzzo, PLLC has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

MaloneBailey, LLP our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. MaloneBailey, LLP has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MaloneBailey, LLP.

LIDO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

OCTOBER 31, 2012

Audited Financial Statements

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Lido International, Corp.

(A Development Stage Company)

Sonsonate, El Salvador

We have audited the accompanying balance sheet of Lido International, Corp. (the “Company”) as of October 31, 2012 and the related statements of expenses, stockholders’ equity and cash flows for the period from October 15, 2012 (inception) to October 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lido International, Corp. as of October 31, 2012, and the results of its operations and its cash flows for the period from October 15, 2012 (inception) to October 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

December 21, 2012

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
OCTOBER 31, 2012
ASSETS
Current Assets
Cash	$4,100
Total current assets	4,100
Total assets	$4,100
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$374
Total current liabilities	374
Total liabilities	374

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(274)
Total stockholder’s equity	3,726
Total liabilities and stockholder’s equity	$4,100

The accompanying notes are an integral part of these audited financial statements.

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF EXPENSES (AUDITED)
For the period from inception (October 15, 2012) to October 31, 2012
Expenses
General and administrative expenses	274
Net loss from operations	(274)
Net loss	$(274)
Loss per common share – Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	250,000

The accompanying notes are an integral part of these audited financial statements.

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY For the period from inception (OCTOBER 15, 2012) to OCTOBER 31, 2012
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net loss				(274)	(274)
Balance as of October 31, 2012	4,000,000	$ 4,000	$ -	$ (274)	$ 3,726

The accompanying notes are an integral part of these audited financial statements.

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (AUDITED)
For the period from inception (October 15, 2012) to October 31, 2012
Operating Activities
Net loss	$(274)
Net cash used in operating activities	(274)
Financing Activities
Proceeds from sale of common stock	4,000
Proceeds from loan from shareholder	374
Net cash provided by financing activities	4,374
Net increase in cash and equivalents	4,100
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$4,100
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these audited financial statements.

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LIDO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2012

(AUDITED)

NOTE 1 - BASIS OF PRESENTATION

Organization and Description of Business

LIDO INTERNATIONAL, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on October 15, 2012. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted October 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of October 31, 2012 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has not generated revenue since its inception and losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On October 30, 2012, the Company issued 4,000,000 shares of its common stock to its President at $0.001 per share for total proceeds of $4,000.

NOTE 4 – INCOME TAXES

As of October 31, 2012 the Company had net operating loss carry forwards of $274 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

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Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2012.

2012
Deferred tax assets:
Net operating loss carry forward	$ 96
Total deferred tax assets	96
Less: valuation allowance	(96)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of October 31, 2012 was $96. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2012:

2012
Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%
Effective tax rate	-%

NOTE 5 – RELATED PARTY TRANSACTIONS

On October 15, 2012 the Director loaned the Company $274 to pay for incorporation costs.  As of October 31, 2012, total loan amount was $274. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to October 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (UNAUDITED)
	JANUARY 31, 2013	OCTOBER 31, 2012
ASSETS
Current Assets
Cash	$ 1,851	$ 4,100
Total current assets	1,851	4,100
Total assets	$ 1,851	$ 4,100
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities
Loan from shareholder	$ 2,474	$ 374
Total current liabilities	2,474	374
Total liabilities	2,474	374

Stockholder’s Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding as of January 31, 2013 and October 31, 2012, respectively	4,000	4,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(4,623)	(274)
Total stockholder’s equity (Deficit)	(623)	3,726
Total liabilities and stockholder’s equity (Deficit)	$ 1,851	$ 4,100

The accompanying notes are an integral part of these unaudited financial statements.

F-2

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF EXPENSES (UNAUDITED)
	Three months ended January 31, 2013	For the period from inception (October 15, 2012) to January 31, 2013
Revenue	$ 1,200	$ 1,200

Expenses
General and administrative expenses	5,549	5,823
Net loss from operations	(4,349)	(4,623)
Net loss	$ (4,349)	$ (4,623)
Loss per common share – Basic and Diluted	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	4,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F-3

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S DEFICIT For the period from inception (OCTOBER 15, 2012) to JANUARY 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net loss				(4,349)	(4,349)
Balance as of October 31, 2012	4,000,000	$ 4,000	$ -	$ (4,349)	$ (349)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

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LIDO INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three months ended January 31, 2013	For the period from inception (October 15, 2012) to January 31, 2013
Operating Activities
Net loss	$ (4,349)	$ (4,623)
Net cash used in operating activities	(4,349)	(4,623)
Financing Activities
Proceeds from sale of common stock	-	4,000
Proceeds from loan from shareholder	2,100	2,474
Net cash provided by financing activities	2,100	6,474
Net increase(decrease) in cash and equivalents	(2,249)	1,851
Cash and equivalents at beginning of the period	4,100	-
Cash and equivalents at end of the period	$ 1,851	$ 1,851
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements.

F-5

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LIDO INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2013

(UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $4,623 as of January 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On October 30, 2012, the Company issued 4,000,000 shares of its common stock to its President at $0.001 per share for total proceeds of $4,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the quarter ended January 31, 2013, the President advanced $2,100 to the Company. As of January 31, 2013 total loan amount was $2,474. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-6

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

LIDO INTERNATIONAL, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16.37
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$485.00
Transfer Agent Fees	$2,000.00
TOTAL	$8,016.37

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Lido International Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Lido International, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Maria De Los Angeles Morales Ramon	October 30, 2012	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Consulting Agreement dated December 10, 2012 *
23.1	Consent of independent registered public accounting firm
99.1	Subscription Agreement *

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sonsonate, El Salvador, on February 19 , 2013.

LIDO INTERNATIONAL, CORP.

By:	/s/	Maria De Los Angeles Morales Ramon
	Name:	Maria De Los Angeles Morales Ramon
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Maria De Los Angeles Morales Ramon
Maria De Los Angeles Morales Ramon	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 19 , 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel *
10.1	Consulting Agreement dated December 10, 2012 *
23.1	Consent of independent registered public accounting firm
99.1	Subscription Agreement *

*- Previously filed

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